Exhibit 5.1

[Letterhead of White & Case LLP]

December 20, 2021

Newmont Corporation

Newmont USA Limited

6900 E Layton Avenue, Suite 700

Denver, Colorado 80237

Ladies and Gentlemen:

We have acted as New York counsel to Newmont Corporation, a corporation organized under the laws of Delaware (the “Company”), and Newmont USA Limited, a corporation organized under the laws of Delaware (the “Guarantor”), in connection with the issuance and sale, on the date hereof, of $1 billion in aggregate principal amount of the Company’s 2.600% Sustainability-Linked Senior Notes due 2032 (the “Notes”), and the guarantees of the Notes (the “Guarantees”) by the Guarantor, under an indenture, dated as of September 18, 2009, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the fifth supplemental indenture thereto (the indenture, as so supplemented, the “Indenture”), dated December 20, 2021, among the Company, the Guarantor and the Trustee, and pursuant to a Registration Statement on Form S-3 (File No. 333-258097) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2021, a Prospectus, dated July 22, 2021, forming part of the Registration Statement (the “Base Prospectus”), a Prospectus Supplement, dated December 6, 2021, relating to the Notes, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) and an Underwriting Agreement dated December 6, 2021 (the “Underwriting Agreement”), among the Company and the Guarantor on the one hand, and BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC as representatives of the several Underwriters named in the Underwriting Agreement (the “Underwriters”), on the other hand.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto , other than as expressly stated herein with respect to the issuance and sale of the Notes.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company and the Guarantor, as applicable, as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Base Prospectus;

(c)	the Prospectus Supplement;

(d)	the Indenture;

(e)	the Notes;

(f)	the Guarantees;

(g)	the Underwriting Agreement; and

(h)	copies of certificates of the Delaware Secretary of State, dated the date hereof, certifying the good standing of the Company and the Guarantor under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and the Guarantor, as applicable, and of public officials and upon statements and information furnished by officers and representatives of the Company and the Guarantor with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company and the Guarantor that we reviewed.

Newmont Corporation

Newmont USA Limited

December 20, 2021

In making our examination of documents executed by parties other than the Company and the Guarantor, we have assumed (a) that such parties had the power, corporate or other, and authority to enter into and perform all their obligations thereunder, (b) the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding and enforceable effect thereof in accordance with their respective terms and (c) that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations.

In rendering the opinion contained herein, we have assumed that the Notes and Guarantees will be delivered by the Company and the Guarantor in accordance with applicable laws and sold as contemplated in the Registration Statement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that when the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, (i) the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantees will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

The foregoing opinions as to enforceability of obligations of the Company and the Guarantor is subject to (i) bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, fraudulent transfer, moratorium or other laws affecting the enforcement of creditors’ rights generally, and by the application of general principles of equity (whether applied by a court in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness, mutuality and materiality); (ii) requirements that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

The opinion expressed above is limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Notes pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and its incorporation by reference into the Registration Statement and to the reference to our firm appearing under the caption “Validity of the Securities” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinions expressed above are limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

Very truly yours,

/s/ White & Case LLP

White & Case LLP